Exhibit 99.2
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Elizabeth Owen
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-Relations@levi.com		NewsMediaRequests@levi.com

LEVI STRAUSS & CO. PRICES PRIVATE OFFERING OF SENIOR NOTES

SAN FRANCISCO (July 15, 2025) — Levi Strauss & Co. announced today the pricing of €475 million of its 4.000% senior notes due 2030 at par in a private offering conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the notes is expected to close on July 29, 2025, subject to customary closing conditions.

The company intends to use the net proceeds from the offering, together with cash on hand, to redeem in full its 3.375% senior notes due 2027 (the “2027 Notes”) and pay fees and expenses related to the offering and the redemption of such outstanding notes.

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The notes are being offered pursuant only to an offering memorandum, dated July 14, 2025, as supplemented by a pricing supplement, dated July 15, 2025. The notes are not being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or applicable state or foreign securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes will only be offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act, outside the United States pursuant to Regulation S under the Securities Act and if resident in a Member State of the European Economic Area (“EEA”), to “qualified investors” within the meaning of Article 2(e) of Regulation 2017/1129/EU, as amended (the “EU Prospectus Regulation”) and any relevant implementing measure in each Member State of the European Economic Area and (iii) if a resident of the United Kingdom of Great Britain and Northern Ireland (“UK”), to “qualified investor” within the meaning of the EU Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “UK Prospectus Regulation”).

This press release is for informational purposes only and statements in this press release regarding the private offering of debt securities do not constitute and shall not, in any circumstances, constitute a public offering or an invitation to the public in connection with any offer, including within the meaning of the EU Prospectus Regulation. The offering will be made pursuant to an exemption under the Securities Act, the UK Prospectus Regulation and the EU Prospectus Regulation, as implemented in the United States, the UK and the Member States of the EEA, respectively, from the requirement to produce a prospectus for offers of securities.

This press release is only being distributed to, and is only directed at, persons in the UK that (i) are “investment professionals” falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This press release is directed only at Relevant Persons and must not be acted on or relied upon by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

The offering memorandum prepared in connection with the offering has not been and will not be approved by the U.S. Securities and Exchange Commission, the UK Financial Conduct Authority or any other competent authority.

This press release does not constitute a notice of redemption in respect of the 2027 Notes. Holders of the 2027 Notes are therefore urged to refer to the relevant notice of redemption (once available) for more information regarding the redemption price, record date and redemption date.

Information to Distributors

Manufacturer target market (MIFID II product governance; UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as the notes are not available to retail investors in EEA or the UK, respectively.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of certain applicable jurisdictions, including statements regarding the expected closing of our notes offering and use of proceeds. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year 2024, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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